UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________

FORM 8-K/A
(Amendment No. 1)
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 7, 2020
Date of Report (date of earliest event reported)
_________________

TransEnterix, Inc.
(Exact name of Registrant as specified in its charter)
_________________

Delaware (State or other jurisdiction of incorporation or organization)	0-19437 (Commission File Number)	11-2962080 (I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300
Morrisville, North Carolina 27560
(Address of principal executive offices)

919-765-8400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	TRXC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Explanatory Note

As previously reported in the Current Report on Form 8-K, filed by TransEnterix, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on August 13, 2020 (the “Original Form 8-K”), the Company has hired Shameze Rampertab to the role of Executive Vice President and Chief Financial Officer of the Company and its subsidiaries. At the time of the Original Form 8-K, the Company had not finalized the terms of Mr. Rampertab’s employment agreement.

In accordance with Instruction 2 of the Instructions to Item 5.02 of Form 8-K, the Company is filing this Form 8-K/A to amend and supplement Item 5.02 of the Original Form 8-K in order to provide the material terms and conditions of Mr. Rampertab’s employment agreement. Except as set forth herein, all other information in the Original Form 8-K remains unchanged.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Shameze Rampertab’s appointment as the Executive Vice President and Chief Financial Officer of the Company and its subsidiaries, a subsidiary of the Company, on behalf of the Company, and Mr. Rampertab entered into an employment agreement (the “Employment Agreement”) on August 14, 2020. The initial employment period under the Employment Agreement commences on August 24, 2020 and continues until August 31, 2022. The term of the Employment Agreement then will automatically renew for successive one-year terms, unless terminated in accordance with the terms of the Employment Agreement.

Mr. Rampertab will be initially based at his home office in Ontario, Canada, but will pursue, in conjunction with the Company, receipt of the necessary visa to allow him to work at the headquarters of the Company. Because Mr. Rampertab will initially be working from Ontario, Canada, the terms of his employment and his Employment Agreement are subject to Ontario’s Employment Standards Act, 2000 (the “ESA”), the Ontario Human Rights Code and other statutory and common law requirements. These requirements with very limited exceptions include mandated minimum notice periods, or pay in lieu of notice, for termination of employment, which are generally one week for each year of service up to eight weeks, and may include statutory severance, generally one week of pay for each year of service up to 26 weeks.

Pursuant to the Employment Agreement, Mr. Rampertab will receive an initial base salary of USD$275,000, which will be reviewed periodically by the compensation committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”). Mr. Rampertab is also eligible to receive annual short-term, performance-based cash bonus awards. During the term, Mr. Rampertab’s target annual cash incentive compensation opportunity will be no less than 50% of his base salary for the portion of the employment period falling within a given fiscal year, and performance goals shall be based on both Company performance metrics and personal performance metrics, as established by the Compensation Committee or the Board.

In addition, on August 11, 2020, the Compensation Committee approved awards to Mr. Rampertab of non-qualified stock options to acquire 150,000 shares of the Company’s common stock (“Stock Options”) with an exercise price equal to the closing price on the date of grant, 30,000 time-based restricted stock units (“RSUs”) and 20,000 performance-based RSUs, each as inducement grants made outside of the stockholder-approved incentive compensation plan in accordance with NYSE American Company Guide Section 711(a). The Stock Options will have three-year vesting, vesting one-third on each of the first, second and third anniversaries of the date of grant, which will be the date Mr. Rampertab’s employment commences and is expected to be August 24, 2020. The time-based RSUs will vest over a three-year period, one-third each year on July 1, 2021, 2022 and 2023. The performance-based RSUs (the “PRSUs”) will vest over a three-year period, one-third each year on July 1, 2021, 2022 and 2023; provided that the PRSUs are also subject to the performance goal of achievement of a stock price of USD$1.00 or more for twenty consecutive trading days in the three-year performance period beginning on the date of grant. Each of the inducement awards will also contain the same terms as are set forth in the applicable provisions of the Company’s Amended and Restated Incentive Compensation Plan for similar awards.

Mr. Rampertab is entitled to severance benefits under the Employment Agreement as follows: (i) if Mr. Rampertab’s employment is terminated without Cause or he terminates his employment for Good Reason, as defined in the Employment Agreement, or if the Company elects not to extend the Employment Agreement at the end of the then-current term, Mr. Rampertab will receive an amount equal to the greater of (a) severance and continued health and welfare benefits for six (6) months following termination, or (b) any additional minimum pay in lieu of notice, statutory severance, benefits continuation, accrued vacation and any other minimum entitlement as required by the ESA, to the extent the ESA then governs any amounts payable to Mr. Rampertab; and (ii) if Mr. Rampertab’s employment is terminated in connection with a Change in Control of the Company (as defined in the Employment Agreement), his severance benefits described in clause (i)(a) would be expanded to twelve (12) months. The severance payable under clause (i)(a) is one-twelfth per month of the sum of (a) his annual rate of base salary immediately preceding his termination of employment, and (b) his target annual bonus for the fiscal year in which the termination occurs. Such severance benefit can be paid in a lump sum in the event of a Change in Control. If Mr. Rampertab’s employment is terminated as a result of his death, disability or for Cause, or if he resigns without Good Reason, Mr. Rampertab may also be eligible to receive minimum pay in lieu of notice, statutory severance, his bonus for the year of termination of his employment, benefits continuation, accrued vacation and any other minimum entitlement if and as required by the ESA, to the extent the ESA then governs any amounts payable to Mr. Rampertab. In addition, in the event of termination of his employment in connection with a Change in Control, to the extent not previously accelerated, all of Mr. Rampertab’s unvested outstanding equity awards shall accelerate and vest upon the date of termination. Further, the vesting period of Mr. Rampertab’s equity awards may extend beyond the date of termination of his employment and continue to the end of the minimum notice of termination period required by the ESA in the event of a termination of his employment pursuant to which notice of termination (or pay in lieu thereof) is required by the ESA (if the ESA is applicable at the time of termination). The exercisability of the Stock Options will extend through the 90-day period following termination of his employment, unless there is a termination for Cause (as defined in his Employment Agreement), in which case it will extend until the date of termination or the end of the statutory notice period required by the ESA if the circumstances of the termination require notice of termination pursuant to the ESA.

Mr. Rampertab is subject to non-solicitation and non-competition covenants during the term of the Employment Agreement and for one year immediately following the termination of his employment.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by the Employment Agreement, which is attached as Exhibit 10.1 to this Form 8-K/A and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated August 14, 2020, by and between TransEnterix Canada, Inc., on behalf of TransEnterix, Inc. and Shameze Rampertab.

104	Cover Page Interactive Data File (formatted in inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSENTERIX, INC.

Date: August 14, 2020	/s/ Anthony Fernando
Anthony Fernando
President and Chief Executive Officer

3